EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 25, 2001, with respect to the consolidated financial statements of ActivCard S.A. included in Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of ActivCard Corp.

Ernst & Young Audit

/s/ JOHN MACKEY

Represented by John Mackey Paris, France

June 5, 2003